Exhibit 99.1

GMS REPORTS RESULTS FOR FIRST QUARTER OF FISCAL 2017

- Net Sales Increased 21.5% -

- Net Income Grew to $9.2 Million -

- Adjusted EBITDA Rose 34.7% to $45.9 Million -

Tucker, Georgia, September 13, 2016. GMS Inc. (NYSE:GMS), a leading North American distributor of wallboard and suspended ceilings systems, today reported financial results for the first quarter of fiscal 2017 ended July 31, 2016.

First Quarter Fiscal 2017 Highlights Compared to First Quarter Fiscal 2016

•                  Net sales increased 21.5% to $549.8 million; base business net sales up 9.2% despite one fewer shipping day

•                  Wallboard unit volume grew 20.0% to 818 million square feet

•                  Net income increased to $9.2 million, or $0.24 per share, compared to $3.0 million, or $0.09 per share

•                  Gross margin expanded 140 basis points to 32.5%

•                  Adjusted EBITDA margin improved approximately 80 basis points to 8.4% as a percentage of net sales

•                  Completed four acquisitions as of September 1, 2016, adding eight branches in five states

Mike Callahan, President and CEO of GMS, stated, “We are excited to produce our 20th straight quarter of double-digit growth in net sales, with strong results across all of our product categories to start the current fiscal year. Residential demand continued to outpace commercial activity in many markets, which particularly benefitted our wallboard and other product categories. The modest improvement in wallboard price compared to Q4 of last fiscal year was in line with expectations. Beyond our base business improvement, we completed four acquisitions during fiscal 2017 as of September 1, 2016, representing $134.9 million of combined trailing twelve month net sales. In June 2016, we used the proceeds from our successful initial public offering to further reduce debt and strengthen our balance sheet. In all, we are pleased with our progress and the dedication of the entire GMS family which is driving our continued success.”

First Quarter Fiscal 2017 Results

Net sales for the first quarter ended July 31, 2016 were $549.8 million, compared to $452.4 million for the first quarter ended July 31, 2015.

•                  Wallboard sales of $251.3 million increased 19.1%, compared to the first quarter of fiscal 2016. Wallboard unit volume grew 20.0% million to 818 million square feet, helped by greater end market demand and the positive contribution from acquisitions.

•                  Ceiling sales of $86.3 million rose 9.3%, compared to the first quarter of fiscal 2016, helped by improved pricing and acquisitions.

•                  Steel framing sales of $84.3 million grew 25.3%, compared to the first quarter of fiscal 2016, due to greater commercial activity and pricing gains as industry steel prices increased year-over-year, along with the benefit from accretive acquisitions.

•                  Other product sales of $127.8 million were up 34.2%, compared to the first quarter of fiscal 2016, attributable to greater end market demand, price gains, retail showrooms, acquisitions and other initiatives.

Gross profit of $178.6 million grew 26.8%, compared to $140.9 million in the first quarter of fiscal 2016. Gross margin of 32.5% expanded by 140 basis points, compared to 31.1% in the first quarter of fiscal 2016 mainly attributable to increased product margins.

Net income of $9.2 million, or $0.24 per share, increased $6.2 million, compared to $3.0 million, or $0.09 per share, in the first quarter of fiscal 2016. Adjusted net income of $17.8 million, or $0.47 per share, grew $6.5 million, compared to $11.3 million, or $0.35 per share, in the first quarter of fiscal 2016.

Adjusted EBITDA of $45.9 million rose 34.7%, compared to $34.1 million in the first quarter of fiscal 2016.  Adjusted EBITDA margin was 8.4% as a percentage of net sales for the first quarter of fiscal 2017, compared to 7.5% in the first quarter of fiscal 2016, largely reflecting a higher gross margin.

Capital Resources

On June 1, 2016, GMS completed the initial public offering of its common stock, raising net proceeds of approximately $157.2 million, including the full exercise of the underwriters’ option to purchase additional shares. Following completion of the offering, GMS had 40,942,905 of basic and 41,605,076 of diluted shares of common stock outstanding.

GMS used all of the net proceeds from its initial public offering, together with cash on hand, to repay, in full, its outstanding indebtedness of $160.0 million plus accrued and unpaid interest under its 7.75% senior secured second lien term loan facility due April 2022.

At July 31, 2016, GMS had cash of $9.8 million and total debt of $546.7 million, as compared to cash of $19.1 million and total debt of $644.6 million at April, 30, 2016.

Acquisition Activity

During the first quarter of fiscal 2017, the Company acquired Wall & Ceiling Supply Co., Inc., or Wall & Ceiling Supply, and Rockwise, LLC, or Rockwise, for a total purchase price of approximately $26.0 million. Wall & Ceiling Supply and Rockwise distribute wallboard and related building materials from four locations in Washington, Arizona and Colorado. For the twelve months ended April 30, 2016, the combined companies generated approximately $35.2 million in net sales and the earnings of these entities would have contributed approximately $4.5 million to Adjusted EBITDA for that period, including operating synergies.

Subsequent to July 31, 2016, the Company acquired Steven F. Kempf Building Materials, Inc., or SKBM, and Olympia Building Supplies, LLC, or Olympia, for a total purchase price of approximately $75.6 million. SKBM and Olympia distribute wallboard and related building materials from four locations in Pennsylvania and Florida. For the twelve months ended July 31, 2016, the combined companies generated approximately $99.7 million in net sales and the earnings of these entities would have contributed approximately $10.9 million to Adjusted EBITDA for that period, including operating synergies.

Conference Call and Webcast

The Company will host a conference call and webcast to discuss its results for the first quarter ended July 31, 2016 at 11:00 a.m. Eastern Time on September 13, 2016. Investors who wish to participate in the call should dial 877-407-0789 (domestic) or 201-689-8562 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the Company’s first quarter results available on that page of the website as well.  Replays of the call will be available through October 13, 2016 and can be accessed at 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13644496.

About GMS Inc.

Founded in 1971, GMS operates a national network of distribution centers across the United States.  GMS’s extensive product offering of wallboard, suspended ceilings systems, or ceilings, and complementary interior construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP. However, we present adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin and base buisness growth, which are not recognized financial measures under GAAP.We believe adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin and base business growth are helpful in highlighting trends in our operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.  In addition, we utilize Adjusted EBITDA in certain calculations under our senior secured asset based revolving credit facility and our senior secured first lien term loan facility.

You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. In addition, in evaluating adjusted net income and Adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of adjusted net income and Adjusted EBITDA. Our presentation of adjusted net income and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, adjusted net income and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

Forward-Looking Statements and Information:

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including the potential for growth in the commercial, residential and repair and remodeling, or R&R, markets, statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance, statements related to net sales, gross profit and capital expenditures, as well as non-GAAP financial measures such as Adjusted EBITDA, adjusted net income and base business growth and statements regarding potential acquisitions and future greenfield locations contained in this press release are forward-looking statements. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply, and/or demand for products which we distribute; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016, and in our other periodic reports filed with the SEC.  In addition, the statements in this release are made as of September 13, 2016. We undertake no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to September 13, 2016.

GMS Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

(in thousands of dollars, except for share and per share data)

	Three Months Ended
	July 31,
	2016	2015
Net sales	$549,800	$452,441
Cost of sales (exclusive of depreciation and amortization shown separately below)	371,215	311,553
Gross profit	178,585	140,888
Operating expenses:
Selling, general and administrative	135,058	110,210
Depreciation and amortization	15,795	16,065
Total operating expenses	150,853	126,275
Operating income	27,732	14,613
Other (expense) income:
Interest expense	(7,577)	(9,257)
Write-off of discount and deferred financing fees	(5,426)	—
Other income, net	593	510
Total other (expense), net	(12,410)	(8,747)
Income before taxes	15,322	5,866
Provision for income taxes	6,159	2,855
Net income	$9,163	$3,011
Weighted average shares outstanding:
Basic	38,200,597	32,677,418
Diluted	38,602,378	32,830,677
Net income per share:
Basic	$0.24	$0.09
Diluted	$0.24	$0.09
Comprehensive income:
Net income	$9,163	$3,011
Decrease in fair value of financial instrument, net of tax	(88)	(181)
Comprehensive income	$9,075	$2,830

GMS Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands of dollars, except share data)

	July 31,	April 30,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$9,828	$19,072
Trade accounts and notes receivable, net of allowances of $9,432 and $8,607, respectively	295,105	270,257
Inventories, net	186,006	165,766
Prepaid expenses and other current assets	12,109	16,548
Total current assets	503,048	471,643
Property and equipment, net of accumulated depreciation of $58,952 and $54,377, respectively	154,368	153,260
Goodwill	393,640	386,306
Intangible assets, net	223,594	221,790
Other assets	7,346	7,815
Total assets	$1,281,996	$1,240,814
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$95,999	$91,500
Accrued compensation and employee benefits	27,959	51,680
Other accrued expenses and current liabilities	42,985	41,814
Current portion of long-term debt	9,514	8,667
Revolving credit facility	—	26,914
Total current liabilities	176,457	220,575
Non-current liabilities:
Long-term debt, less current portion	537,220	609,029
Deferred income taxes, net	37,908	41,203
Other liabilities	33,468	33,600
Liabilities to noncontrolling interest holders, less current portion	24,378	25,247
Total liabilities	809,431	929,654
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01 per share, authorized 500,000,000 shares; 40,942,905 and 32,892,905 shares issued at July 31, 2016 and April 30, 2016, respectively	409	329
Preferred stock, par value $0.01 per share, authorized 50,000,000 shares; 0 shares issued at July 31, 2016 and April 30, 2016, respectively	—	—
Additional paid-in capital	486,494	334,244
Accumulated deficit	(13,102)	(22,265)
Accumulated other comprehensive loss	(1,236)	(1,148)
Total stockholders’ equity	472,565	311,160
Total liabilities and stockholders’ equity	$1,281,996	$1,240,814

GMS Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands of dollars)

	Three Months Ended
	July 31,
	2016	2015
Cash flows from operating activities:
Net income	$9,163	$3,011
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of property and equipment	6,382	7,279
Accretion and amortization of debt discount and deferred financing fees	6,129	854
Amortization of intangible assets	9,413	8,792
Provision for losses on accounts and notes receivable	(75)	(1)
Provision for obsolescence of inventory	23	43
Equity-based compensation	627	1,172
Net gain on sale or impairment of assets	(199)	(25)
Deferred income tax benefit	(3,222)	(4,091)
Prepaid expenses and other assets	(3,058)	(4,144)
Accrued compensation and employee benefits	(24,947)	(26,880)
Other accrued expenses and liabilities	852	11,429
Liabilities to noncontrolling interest holders	246	473
Income taxes	2,835	2,457
	4,169	369
Changes in primary working capital components, net of acquisitions:
Trade accounts and notes receivable	(19,360)	(21,834)
Inventories	(17,101)	377
Accounts payable	1,672	2,677
Cash used in operating activities	(30,620)	(18,411)
Cash flows from investing activities:
Purchases of property and equipment	(2,607)	(1,465)
Proceeds from sale of assets	841	430
Acquisition of businesses, net of cash acquired	(23,278)	—
Cash used in investing activities	(25,044)	(1,035)
Cash flows from financing activities:
Repayments on the revolving credit facility	(225,702)	(136,243)
Borrowings from the revolving credit facility	280,397	161,089
Payments of principal on long-term debt	(975)	(975)
Principal repayments of capital lease obligations	(1,213)	(1,032)
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts	157,217	—
Repayment of term loan	(160,000)	—
Stock repurchases	—	(5,827)
Exercise of stock options	—	3,317
Payments of contingent consideration	(3,304)	—
Cash provided by financing activities	46,420	20,329
(Decrease) increase in cash and cash equivalents	(9,244)	883
Balance, beginning of period	19,072	12,284
Balance, end of period	$9,828	$13,167
Supplemental cash flow disclosures:
Cash paid for income taxes	$6,540	$4,515
Cash paid for interest	6,613	7,943
Supplemental schedule of noncash activities:
Assets acquired under capital lease	$3,824	$2,283
Change in fair value of derivative instrument	(205)	(282)
Increase (decrease) in insurance claims payable and insurance recoverable	161	(26,000)

GMS Inc.

Net Sales by Product Group (Unaudited)

(in thousands of dollars)

	Three Months Ended		Three Months Ended
	July 31,	% of	July 31,	% of
	2016	Total	2015	Total
Wallboard	$251,296	45.7%	$210,922	46.6%
Ceilings	86,349	15.7%	78,967	17.5%
Steel framing	84,343	15.3%	67,332	14.9%
Other products	127,812	23.3%	95,220	21.0%
Total net sales	$549,800		$452,441

GMS Inc.

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(in thousands of dollars)

	Three Months Ended
	July 31,	July 31,
	2016	2015
Net income	$9,163	$3,011
Interest expense	13,003	9,257
Interest income	(43)	(230)
Income tax expense	6,159	2,855
Depreciation expense	6,382	7,273
Amortization expense	9,413	8,792
EBITDA	$44,077	$30,958
Stock appreciation rights expense (a)	$(92)	$594
Redeemable noncontrolling interests (b)	292	554
Equity-based compensation (c)	673	498
Severance and other permitted costs (d)	140	557
Transaction costs (acquisitions and other) (e)	654	415
Gain on disposal of assets	(198)	(25)
Management fee to related party (f)	188	562
Effects of fair value adjustments to inventory (g)	164	—
Interest rate swap and cap mark-to-market (h)	43	—
Adjusted EBITDA add-backs	1,864	3,155
Adjusted EBITDA	$45,941	$34,113
Adjusted EBITDA margin	8.4%	7.5%

(a)         Represents non-cash compensation expenses related to stock appreciation rights agreements

(b)         Represents non-cash compensation expense related to changes in the fair values of noncontrolling interests

(c)          Represents non-cash equity-based compensation expense related to the issuance of stock options

(d)         Represents severance and other costs permitted in calculations under the ABL Facility and the Term Loan Facilities

(e)          Represents one-time costs related to the IPO and acquisitions paid to third party advisors

(f)           Represents management fees paid to AEA, which were discontinued after the IPO

(g)          Non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

(h)         Mark to market adjustments for certain financial instruments

GMS Inc.

Reconciliation of Net Income to Adjusted Net Income (Unaudited)

(in thousands of dollars, except for share and per share data)

	Three Months Ended
	July 31,	July 31,
	2016	2015
Income before taxes	$15,322	$5,866
Adjusted EBITDA add-backs	1,864	3,155
Write-off of discount and deferred financing fees	5,426	—
Purchase accounting depreciation and amortization (1)	7,999	10,445
Adjusted pre-tax income	30,611	19,466
Adjusted income tax expense	12,826	8,156
Adjusted net income	$17,785	11,310
Effective tax rate (2)	41.9%	41.9%

Weighted average shares outstanding:
Basic	38,200,597	32,677,418
Diluted	38,602,378	32,830,677
Adjusted net income per share:
Basic	$0.47	$0.35
Diluted	$0.46	$0.34

(1)         Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company.

(2)         Normalized effective tax rate excluding the impact of purchase accounting and certain other deferred tax amounts.

Contact Information:

Investor Relations:

ir@gms.com

678-353-2883

Media Relations:

marketing@gms.com

770-723-3378